Exhibit 99.01

News Release

MEDIA CONTACT:	INVESTOR CONTACT:
Nicole Kenyon	Helyn Corcos
Symantec Corp.	Symantec Corp.
650-527-5547	650-527-5523
nicole_kenyon@Symantec.com	Hcorcos@symantec.com

Symantec Reports Record Third Quarter Fiscal 2012 Results

•	GAAP Revenue of $1.715 billion, up 7%

•	Non-GAAP Operating Margin of 26.2%, up 2.6 percentage points

•	Non-GAAP Earnings Per Share of $0.42, up 20%

•	GAAP Deferred Revenue of $3.665 billion, up 8%

•	Cash Flow from Operations of $403 million

MOUNTAIN VIEW, Calif. – Jan. 25, 2012 – Symantec Corp. (Nasdaq:SYMC) today reported the results of its third quarter of fiscal year 2012, ended Dec. 30, 2011. GAAP revenue for the fiscal third quarter was $1.715 billion, up 7 percent year-over-year and up 6 percent after adjusting for currency.

Click to Tweet: #SYMC posts record third quarter results

“Through consistent execution of our strategy, we met or exceeded revenue and earnings for the sixth consecutive quarter,” said Enrique Salem, president and chief executive officer, Symantec. “With unprecedented information growth and the increasingly toxic threat landscape, customers understand the value of our portfolio and we continue to see good demand for our products and services across all geographies.”

“We delivered record December quarter revenue and deferred revenue, as well as double digit earnings per share growth,” said James Beer, executive vice president and chief financial officer, Symantec. “Our results were driven by strength in Data Loss Prevention, Authentication, Managed Security Services and Backup. Due to effective cross-selling of our industry leading portfolio, large deals hit an all time high.”

GAAP Results: GAAP operating margin for the third quarter of fiscal year 2012 was 17.5 percent compared with 14.3 percent for the same quarter last year. GAAP net income for the fiscal third quarter was $240 million compared with net income of $132 million for the year-ago period, an increase of 82 percent year-over-year. GAAP diluted earnings per share were $0.32 compared with $0.17 for the year-ago quarter, an increase of 88 percent year-over-year.

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Symantec Reports Third Quarter Fiscal 2012 Results

GAAP deferred revenue as of Dec. 30, 2011, was $3.665 billion compared with $3.408 billion as of Dec. 31, 2010, up 8 percent on an actual and currency adjusted basis. Cash flow from operating activities for the third quarter of fiscal year 2012 was $403 million compared with $460 million for the year ago period. Symantec ended the quarter with cash, cash equivalents and short-term investments of $2.380 billion.

Non-GAAP Results: Non-GAAP operating margin for the third quarter of fiscal year 2012 was 26.2 percent compared with 23.6 percent for the same quarter last year. Non-GAAP net income for the fiscal third quarter was $314 million compared with $272 million for the year-ago period, an increase of 15 percent year-over-year. Non-GAAP diluted earnings per share were $0.42 compared with earnings per share of $0.35 for the year-ago quarter, an increase of 20 percent year-over-year.

During the third quarter of fiscal year 2012, Symantec repurchased approximately 13 million shares for $220 million at an average price of $16.69. Symantec had $184 million remaining in the current board authorized stock repurchase plan at the end of the December quarter.

Business Segment and Geographic Highlights

For the December quarter, Symantec’s Consumer segment revenue represented 31 percent of total revenue and increased 5 percent year-over-year on an actual and currency-adjusted basis. The Security and Compliance segment revenue represented 30 percent of total revenue and increased 17 percent year-over-year on an actual and currency-adjusted basis. The Storage and Server Management segment revenue represented 36 percent of total revenue and increased 3 percent year-over-year on an actual and currency-adjusted basis. Services segment revenue represented 3 percent of total revenue and decreased 13 percent year-over-year (12 percent after adjusting for currency), as expected due to the company’s move to a partner-led consulting model.

International revenue represented 52 percent of total revenue in the third quarter of fiscal year 2012 and increased 6 percent year-over-year (5 percent after adjusting for currency). The Europe, Middle East and Africa region revenue represented 27 percent of total revenue for the quarter and decreased 1 percent year-over-year (flat after adjusting for currency). The Asia Pacific/Japan revenue for the quarter represented 18 percent of total revenue and increased 16 percent year-over-year (12 percent after adjusting for currency). The Americas, including the United States, Latin America and Canada, revenue represented 55 percent of total revenue and increased 8 percent year-over-year on an actual and currency-adjusted basis.

Acquisition Highlights

For the quarter, the Clearwell acquisition performed in line with expectations. Tighter technical integration between Symantec Enterprise Vault and the Clearwell eDiscovery Platform is on schedule and will help customers better protect information, establish retention policies and streamline the eDiscovery process.

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Symantec Reports Third Quarter Fiscal 2012 Results

Fourth Quarter Fiscal Year 2012 Guidance

Guidance assumes an exchange rate of $1.30 per Euro for the March 2012 quarter versus the actual weighted average rate of $1.37 and actual end of period rate of $1.41 per Euro for the March 2011 quarter.

For the fourth quarter of fiscal year 2012, ending March 30, 2012, revenue is estimated between $1.72 billion and $1.73 billion, up 2.8 to 3.4 percent year-over-year as reported and 4.9 to 5.5 percent on a currency adjusted basis.

GAAP diluted earnings per share are estimated between $0.23 and $0.24 up 5 to 9 percent year-over-year as reported. Non-GAAP diluted earnings per share are estimated between $0.41 and $0.42, up 8 to 10 percent year-over-year as reported.

Deferred revenue is expected to be in the range of $3.915 billion and $3.935 billion, up 2.5 to 3.0 percent year-over-year as reported and 4.8 to 5.3 percent on a currency adjusted basis.

Conference Call

Symantec has scheduled a conference call for 5 p.m. ET/2 p.m. PT today to discuss the results from the fiscal third quarter 2012, ended Dec. 30, 2011, and to review guidance. Interested parties may access the conference call on the Internet at http://www.symantec.com/invest. To listen to the live call, please go to the website at least 15 minutes early to register, download and install any necessary audio software. A replay and script of our officers’ remarks will be available on the investor relations’ home page shortly after the call is completed.

About Symantec

Symantec is a global leader in providing security, storage and systems management solutions to help consumers and organizations secure and manage their information-driven world. Our software and services protect against more risks at more points, more completely and efficiently, enabling confidence wherever information is used or stored. More information is available at www.symantec.com.

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NOTE TO EDITORS: If you would like additional information on Symantec Corporation and its products, please visit the Symantec News Room at http://www.symantec.com/news. All prices noted are in U.S. dollars and are valid only in the United States.

Symantec and the Symantec Logo are trademarks or registered trademarks of Symantec Corporation or its affiliates in the U.S. and other countries. Other names may be trademarks of their respective owners.

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Symantec Reports Third Quarter Fiscal 2012 Results

FORWARD-LOOKING STATEMENTS: This press release contains statements regarding our financial and business results, which may be considered forward-looking within the meaning of the U.S. federal securities laws, including projections of future revenue, earnings per share and deferred revenue, as well as projections of amortization of acquisition-related intangibles and stock-based compensation and restructuring charges. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Such risk factors include those related to: general economic conditions; maintaining customer and partner relationships; the anticipated growth of certain market segments, particularly with regard to security and storage; the competitive environment in the software industry; changes to operating systems and product strategy by vendors of operating systems; fluctuations in currency exchange rates; the timing and market acceptance of new product releases and upgrades; the successful development of new products and integration of acquired businesses, and the degree to which these products and businesses gain market acceptance. Actual results may differ materially from those contained in the forward-looking statements in this press release. We assume no obligation, and do not intend, to update these forward-looking statements as a result of future events or developments. Additional information concerning these and other risks factors is contained in the Risk Factors sections of our Form 10-K for the year ended April 1, 2011.

USE OF NON-GAAP FINANCIAL INFORMATION: Our results of operations have undergone significant change due to a series of acquisitions, the impact of SFAS 123(R), impairment charges and other corporate events. To help our readers understand our past financial performance and our future results, we supplement the financial results that we provide in accordance with generally accepted accounting principles, or GAAP, with non-GAAP financial measures. The method we use to produce non-GAAP results is not computed according to GAAP and may differ from the methods used by other companies. Our non-GAAP results are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Investors are encouraged to review the reconciliation of our non-GAAP financial measures to the comparable GAAP results, which is attached to our quarterly earnings release and which can be found, along with other financial information, on the investor relations’ page of our Web site at www.symantec.com/invest.

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SYMANTEC CORPORATION

Condensed Consolidated Balance Sheets

(In millions)

	December 30, 2011 (Unaudited)	April 1, 2011 (1)

ASSETS
Current assets:
Cash and cash equivalents	$2,327	$2,950
Short-term investments	53	8
Trade accounts receivable, net	1,009	1,013
Inventories	32	30
Deferred income taxes	222	223
Other current assets	243	262

Total current assets	3,886	4,486

Property and equipment, net	1,050	1,050
Intangible assets, net	1,379	1,511
Goodwill	5,725	5,494
Investment in joint venture	—	27
Other long-term assets	143	151

Total assets	$12,183	$12,719

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$268	$260
Accrued compensation and benefits	393	443
Deferred revenue	3,160	3,321
Current portion of long-term debt	—	596
Income taxes payable	66	24
Other current liabilities	282	249

Total current liabilities	4,169	4,893

Long-term debt	2,025	1,987
Long-term deferred revenue	505	498
Long-term deferred tax liabilities	354	296
Long-term income taxes payable	315	361
Other long-term obligations	80	79

Total liabilities	7,448	8,114

Total Symantec Corporation stockholders’ equity	4,649	4,528

Noncontrolling interest in subsidiary	86	77

Total stockholders’ equity	4,735	4,605

Total liabilities and stockholders’ equity	$12,183	$12,719

(1)	Derived from audited consolidated financial statements.

SYMANTEC CORPORATION
Condensed Consolidated Statements of Income
(In millions, except per share data, unaudited)

			Year-Over-Year
	Three Months Ended		Growth Rate
	December 30,	December 31,		Constant
	2011	2010(2)	Actual	Currency(1)
Net revenue:
Content, subscription, and maintenance	$1,462	$1,349	8%	8%
License	253	255	-1%	-1%

Total net revenue	1,715	1,604	7%	6%

Cost of revenue:
Content, subscription, and maintenance	233	233
License	16	7
Amortization of acquired product rights	22	24

Total cost of revenue	271	264	3%	2%

Gross profit	1,444	1,340	8%	7%

Operating expenses:
Sales and marketing	711	704
Research and development	242	220
General and administrative	113	97
Amortization of other purchased intangible assets	73	70
Restructuring and transition	5	20

Total operating expenses	1,144	1,111	3%	3%

Operating income	300	229	31%	28%

Interest income	2	3
Interest expense	(27)	(37)
Other expense, net	(2)	(18)

Income before income taxes and loss from joint venture	273	177	54%	N/A

Provision for income taxes	32	35
Loss from joint venture	—	10

Net income	241	132	83%	N/A
Less: Gain attributable to noncontrolling interest	1	—

Net income attributable to Symantec Corporation stockholders	$240	$132	82%	N/A

Net income per share attributable to Symantec Corporation stockholders — basic	$0.33	$0.17
Net income per share attributable to Symantec Corporation stockholders — diluted	$0.32	$0.17
Weighted-average shares outstanding attributable to Symantec
Corporation stockholders — basic	734	770
Weighted-average shares outstanding attributable to Symantec
Corporation stockholders — diluted	740	778

(1)	Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods.
(2)	Prior period amounts have been reclassified to conform to the current year presentation from certain revenue from Content, subscription, and maintenance revenue to License revenue. This change had no impact on total revenue, segment revenue or total gross profit.

SYMANTEC CORPORATION

Condensed Consolidated Statements of Income

(In millions, except per share data, unaudited)

			Year-Over-Year
	Nine Months Ended		Growth Rate
	December 30,	December 31,		Constant
	2011(2)	2010(2)	Actual	Currency(1)
Net revenue:
Content, subscription, and maintenance	$4,353	$3,856	13%	9%
License	696	661	5%	2%

Total net revenue	5,049	4,517	12%	8%

Cost of revenue:
Content, subscription, and maintenance	695	667
License	33	16
Amortization of acquired product rights	67	92

Total cost of revenue	795	775	3%	2%

Gross profit	4,254	3,742	14%	10%

Operating expenses:
Sales and marketing	2,073	1,889
Research and development	728	636
General and administrative	324	290
Amortization of other purchased intangible assets	217	198
Restructuring and transition	25	88

Total operating expenses	3,367	3,101	9%	6%

Operating income	887	641	38%	28%

Interest income	10	7
Interest expense	(87)	(106)
Other expense, net	(4)	(3)
Loss on early extinguishment of debt	—	(16)

Income before income taxes and loss from joint venture	806	523	54%	N/A

Provision for income taxes	166	75
Loss from joint venture	27	21

Net income	613	427	44%	N/A
Less: Loss attributable to noncontrolling interest	—	(2)

Net income attributable to Symantec Corporation stockholders	$613	$429	43%	N/A

Net income per share attributable to Symantec Corporation stockholders — basic	$0.82	$0.55
Net income per share attributable to Symantec Corporation stockholders — diluted	$0.82	$0.54
Weighted-average shares outstanding attributable to Symantec Corporation stockholders — basic	745	783
Weighted-average shares outstanding attributable to Symantec Corporation stockholders — diluted	752	790

(1)	Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods.
(2)	Prior period amounts have been reclassified to conform to the current year presentation from certain revenue from Content, subscription, and maintenance revenue to License revenue. This change had no impact on total revenue, segment revenue or total gross profit.

SYMANTEC CORPORATION
Condensed Consolidated Statements of Cash Flows
(In millions, unaudited)

	Nine Months Ended
	December 30,	December 31,
	2011	2010
OPERATING ACTIVITIES:
Net income	$613	$427
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	487	486
Amortization of discount on debt	43	75
Stock-based compensation expense	123	108
Loss on early extinguishment of debt	—	16
Deferred income taxes	38	5
Excess income tax benefit from the exercise of stock options	(6)	(4)
Loss from joint venture	27	21
Currency related adjustments from liquidation of foreign entities	1	21
Other	3	(8)
Net change in assets and liabilities, excluding effects of acquisitions:
Trade accounts receivable, net	12	(63)
Inventories	(3)	(6)
Accounts payable	9	21
Accrued compensation and benefits	(49)	24
Deferred revenue	(108)	84
Income taxes payable	3	(93)
Other assets	(9)	18
Other liabilities	30	(27)

Net cash provided by operating activities	1,214	1,105

INVESTING ACTIVITIES:
Purchases of property and equipment	(199)	(185)
Proceeds from sale of property and equipment	—	30
Cash payments for acquisitions, net of cash acquired	(364)	(1,537)
Purchases of available-for-sale securities	(47)	—
Proceeds from sale of available-for-sale securities	1	19
Other	(2)	(5)

Net cash used in investing activities	(611)	(1,678)

FINANCING ACTIVITIES:
Net proceeds from sales of common stock under employee stock benefit plans	95	66
Excess income tax benefit from the exercise of stock options	6	4
Tax payments related to restricted stock issuance	(22)	(18)
Repurchase of common stock	(693)	(690)
Repayment of debt	(600)	(510)
Proceeds from debt issuance, net of discount	—	1,097
Proceeds from sale of bond hedge	—	13
Debt issuance costs	—	(10)
Repayment of other long-term obligations	(2)	(3)

Net cash used in financing activities	(1,216)	(51)

Effect of exchange rate fluctuations on cash and cash equivalents	(10)	40

Change in cash and cash equivalents	(623)	(584)
Beginning cash and cash equivalents	2,950	3,029

Ending cash and cash equivalents	$2,327	$2,445

SYMANTEC CORPORATION
Reconciliation of Selected GAAP Measures to Non-GAAP Measures (1)
(In millions, except per share data, unaudited)

							Year-Over-Year
	Three Months Ended						Non-GAAP Growth Rate
	December 30, 2011			December 31, 2010				Constant Currency(2)
	GAAP	Adj	Non-GAAP	GAAP	Adj	Non-GAAP	Actual
Net revenue:	$1,715	N/A	$1,715	$1,604	N/A	$1,604	7%	6%

Gross profit:	$1,444	$26	$1,470	$1,340	$29	$1,369	7%	7%
Stock-based compensation		4			5
Amortization of acquired product rights		22			24

Gross margin %	84.2%		85.7%	83.5%		85.3%	40 bps	40 bps

Operating expenses:	$1,144	$123	$1,021	$1,111	$121	$990	3%	3%
Stock-based compensation		42			32
Amortization of other intangible assets		73			70
Restructuring and transition		5			20
Acquisition/divestiture-related expenses		3			(1)

Operating expenses as a % of revenue	66.7%		59.5%	69.3%		61.7%	-220 bps	-180 bps

Operating income	$300	$149	$449	$229	$150	$379	18%	16%

Operating margin %	17.5%		26.2%	14.3%		23.6%	260 bps	220 bps

Net income:	$240	$74	$314	$132	$140	$272	15%	N/A
Gross profit adjustment		26			29
Operating expense adjustment		123			121
Currency related adjustments from liquidation of foreign entities		—			21
Non-cash interest expense		12			21
Joint venture: Amortization of other intangible assets		—			2
Income tax effect on above items		(45)			(54)
Release of pre-acquisition tax contingencies		(42)			—

Diluted net income per share attributable to Symantec Corporation stockholders
	$0.32	$0.10	$0.42	$0.17	$0.18	$0.35	20%	N/A

Diluted weighted-average shares outstanding attributable to Symantec Corporation stockholders	740		740	778		778	-5%	N/A

(1)	This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial measures prepared in accordance with GAAP. For a detailed explanation of these non-GAAP measures, please see Symantec’s Explanation of Non-GAAP Measures in Appendix A.
(2)	Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods.

SYMANTEC CORPORATION

Revenue and Deferred Revenue Detail (1)

(In millions, unaudited)

	Three Months Ended
	December 30, 2011	December 31, 2010
GAAP Revenue (3)
Content, subscription, and maintenance	$1,462	$1,349
License	253	255

Total Revenue	$1,715	$1,604

GAAP Revenue Y/Y Growth Rate (3)

Content, subscription, and maintenance	8%	5%
License	-1%	-2%

Total Y/Y Growth Rate	7%	4%

GAAP Revenue Y/Y Growth Rate in Constant Currency (3)

Content, subscription, and maintenance	8%	6%
License	-1%	0%

Total Y/Y Growth Rate in Constant Currency	6%	5%

GAAP Revenue by Segment (2)
Consumer	$525	$498
Security and Compliance	511	435
Storage and Server Management	617	600
Services	62	71

GAAP Revenue by Segment: Y/Y Growth Rate (2)
Consumer	5%	4%
Security and Compliance	17%	12%
Storage and Server Management	3%	1%
Services	-13%	-19%

GAAP Revenue by Segment: Y/Y Growth Rate in Constant Currency (2)
Consumer	5%	5%
Security and Compliance	17%	13%
Storage and Server Management	3%	3%
Services	-12%	-18%

GAAP Revenue by Geography
International	$888	$837
US	827	767
Americas (U.S., Latin America, Canada)	932	862
EMEA	468	471
Asia Pacific & Japan	315	271

GAAP Revenue by Geography: Y/Y Growth Rate
International	6%	6%
US	8%	1%
Americas (U.S., Latin America, Canada)	8%	5%
EMEA	-1%	-3%
Asia Pacific & Japan	16%	14%

GAAP Revenue by Geography: Y/Y Growth Rate in Constant Currency
International	5%	9%
US	8%	1%
Americas (U.S., Latin America, Canada)	8%	5%
EMEA	0%	5%
Asia Pacific & Japan	12%	8%

GAAP Deferred Revenue	$3,665	$3,408

GAAP Deferred Revenue Y/Y Growth Rate	8%	12%

GAAP Deferred Revenue Y/Y Growth Rate in Constant Currency	8%	12%

(1)	Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed. To exclude the effects of foreign currency rate fluctuations, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods (or, in the case of deferred revenue, converted into United States dollars at the actual exchange rate in effect at the end of the prior period).
(2)	During the first quarter of fiscal year 2012, the company modified its segment reporting structure to more readily match its operating structure. The following modification was made to the segment reporting structure: managed security services (MSS) moved to the Security and Compliance segment from the Services segment. The historical period has been adjusted to reflect the modified reporting structure.
(3)	Prior period amounts have been reclassified to conform to the current year presentation from certain revenue from Content, subscription, and maintenance revenue to License revenue. This change had no impact on total revenue, segment revenue or total gross profit.

SYMANTEC CORPORATION
Operating Margin by Segment Detail(1, 2)
(Unaudited)

	Three Months Ended
	December 30, 2011	December 31, 2010
GAAP Operating Margin by Segment
Consumer	48%	44%
Security and Compliance	27%	12%
Storage and Server Management	39%	46%
Services	18%	3%

(1)	Excluded from this table is our Other segment which is comprised of sunset products nearing the end of their life cycle. The Other segment also includes general and administrative expenses; amortization of acquired product rights, intangible assets, and other assets; goodwill impairment charges; charges such as stock-based compensation and restructuring; and certain indirect costs that are not charged to the other operating segments.
(2)	During the first quarter of fiscal year 2012, the company modified its segment reporting structure to more readily match its operating structure. The following modification was made to the segment reporting structure: managed security services (MSS) moved to the Security and Compliance segment from the Services segment. The historical period has been adjusted to reflect the modified reporting structure.

SYMANTEC CORPORATION

Guidance and Reconciliation of GAAP to Non-GAAP Earnings Per Share

(In billions, except per share data, unaudited)

We include certain non-GAAP measures in the tracking and forecasting of our earnings and management of our business. For a detailed explanation of these non-GAAP measures, please see our Explanation of Non-GAAP Measures in Appendix A.

Three Months Ending March 30, 2012
Year-Over-Year Growth Rate
Revenue guidance	Range	Actual
GAAP revenue range	$1.72 - $1.73	2.8% - 3.4%

Three Months Ending March 30, 2012
Year-Over-Year Growth Rate
Earnings per share guidance and reconciliation	Range	Actual
GAAP diluted earnings per share range	$0.23 - $0.24	5% - 9%
Add back:
Stock-based compensation, net of tax	$0.04
Amortization of acquired product rights and other intangible assets and non-cash interest expense, net of tax	$0.14
Non-GAAP diluted earnings per share range	$0.41 - $0.42	8% - 10%

Three Months Ending March 30, 2012
Year-Over-Year Growth Rate
Deferred revenue guidance	Range	Actual
GAAP deferred revenue range	$3.915 - 3.935	2.5% - 3.0%

SYMANTEC CORPORATION

Explanation of Non-GAAP Measures

Appendix A

The non-GAAP financial measures included in the tables adjust for the following items: business combination accounting entries, stock-based compensation expense, restructuring charges, charges related to the amortization of intangible assets and acquired product rights, impairments of assets and certain other items. We believe the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance for the reasons discussed below. Our management uses these non-GAAP financial measures in assessing the Company’s operating results, as well as when planning, forecasting and analyzing future periods. We believe that these non-GAAP financial measures also facilitate comparisons of the Company’s performance to prior periods and to our peers and that investors benefit from an understanding of these non-GAAP financial measures.

Stock-based compensation: Consists of expenses for employee stock options, restricted stock units, restricted stock awards and our employee stock purchase plan determined in accordance with the authoritative guidance on stock-based compensation. When evaluating the performance of our individual business units and developing short and long term plans, we do not consider stock-based compensation charges. Our management team is held accountable for cash-based compensation, but we believe that management is limited in its ability to project the impact of stock-based compensation and accordingly is not held accountable for its impact on our operating results. Although stock-based compensation is necessary to attract and retain quality employees, our consideration of stock-based compensation places its primary emphasis on overall shareholder dilution rather than the accounting charges associated with such grants. In addition, for comparability purposes, we believe it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of our core business and to facilitate the comparison of our results to the results of our peer companies. Furthermore, unlike cash-based compensation, the value of stock-based compensation is determined using a complex formula that incorporates factors, such as market volatility, that are beyond our control.

	Three months ended
	December 30,	December 31,
	2011	2010
Cost of revenue	$4	$5
Sales and marketing	20	15
Research and development	13	11
General and administrative	9	6

Total stock-based compensation	$46	$37

Amortization of acquired product rights and other intangible assets: When conducting internal development of intangible assets, accounting rules require that we expense the costs as incurred. In the case of acquired businesses, however, we are required to allocate a portion of the purchase price to the accounting value assigned to intangible assets acquired and amortize this amount over the estimated useful lives of the acquired intangibles. The acquired company, in most cases, has itself previously expensed the costs incurred to develop the acquired intangible assets, and the purchase price allocated to these assets is not necessarily reflective of the cost we would incur in developing the intangible asset. We eliminate these amortization charges from our non-GAAP operating results to provide better comparability of pre and post-acquisition operating results and comparability to results of businesses utilizing internally developed intangible assets.

Restructuring and transition: We have engaged in various restructuring, transition and transformation activities over the past several years that have resulted in costs associated with severance, benefits, outplacement services and excess facilities. Each restructuring and transformation activity has been a discrete event based on a unique set of business objectives or circumstances, and each has differed from the others in terms of its operational implementation, business impact and scope. We do not engage in restructuring activities in the ordinary course of business. While our operations previously benefited from the employees and facilities covered by our various restructuring charges, these employees and facilities have benefited different parts of our business in different ways, and the amount of these charges has varied significantly from period to period. We believe that it is important to understand these charges and, we believe that investors benefit from excluding these charges from our operating results to facilitate a more meaningful evaluation of current operating performance and comparisons to past operating performance.

Acquisition/divestiture-related expenses: The authoritative guidance on business combinations requires us to record in the statement of income, certain items that at the time of an acquisition would have been recorded to goodwill under the old authoritative guidance. We have excluded the effect of acquisition-related expenses from our non-GAAP operating expenses and net income measures. We incurred expenses in connection with our acquisitions, which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. We announced our divestiture of our joint venture with Huawei during third quarter of fiscal 2012. Acquisition/divestiture-related expenses consist of professional service expenses. We believe it is useful for investors to understand the effects of these items on our operations. Although acquisition/divestiture-related expenses generally diminish over time with respect to past transactions, we generally will incur these expenses in connection with any future transactions.

Currency related adjustments from liquidation of foreign entities: These items are the result of currency translation adjustments on the liquidation of dormant entities. We exclude the impact of these items because they are not closely related to, or a function of, our ongoing operations.

Non-cash interest expense: Effective April 4, 2009, we adopted authoritative guidance on convertible debt instruments, which changes the method of accounting for our convertible notes. Under this authoritative guidance, our EPS and net income calculated in accordance with GAAP have been reduced as a result of recognizing incremental non-cash interest expense. We believe it is useful to provide a non-GAAP financial measure that excludes this incremental non-cash interest expense in order to better understand the long-term performance of our core business and to facilitate the comparison of our results to the results of our peer companies.

Joint venture: As noted above, we exclude amortization of other intangible assets related to the joint venture from our non-GAAP net income.

Release of pre-acquisition tax contingencies: On December 2, 2009, we received a Revenue Agent’s Report from the IRS for the Veritas 2002 through 2005 tax years assessing additional taxes due. We have contested $80 million of tax assessed and all penalties. As a result of negotiations with the IRS Appeals in the December 2011 quarter, we have remeasured certain tax accruals related to this matter. Accordingly, we realized a benefit to GAAP net income of $52 million and a non-GAAP benefit of $10.5 million. The non-GAAP benefit was due to the reversal of accrued interest attributed to the Veritas tax assessment that was recorded to our income statement during post-acquisition periods. Accordingly, the amount of these accruals has not been excluded from Symantec’s non-GAAP results.